EXHIBIT 10.39

                                                       01/02/93

                             SHONEY'S
                    MARKET DEVELOPMENT AGREEMENT
                    ----------------------------

     This Agreement made and entered into this 11th day of
                                               -----------
 October, 1993 in Nashville, Tennessee by and between Shoney's,
- -------------
 Inc., a Tennessee corporation with its principal office at 1727 Elm Hill Pike, Nashville, Tennessee 37210 ("Licensor"), and TPI
 RESTAURANTS, INC. (corporation) with its principal office at 2158 Union Avenue, Memphis, TN 38104 ("Developer").

        WHEREAS, Licensor at a substantial expenditure of time, effort and money, has developed and perfected a system of opening and operating restaurants utilizing the "Shoney's" service mark
 ("Shoney's restaurants"); and

        WHEREAS, Licensor has acquired knowledge and experience in the composition, distribution, advertising and sale of food products by Shoney's restaurants and with respect to the style of the buildings and signs used by said restaurants and has successfully established a reputation, demand and goodwill for the products sold by such restaurants; and

        WHEREAS, Developer recognizes the value of uniformity in a system of restaurants and Developer further recognizes the value of Licensor's knowledge and experience gained through the operation of Shoney's restaurants, and the value of the trade names, trademarks, service marks and other distinctive features of Shoney's restaurants; and

        WHEREAS, Developer acknowledges Licensor's sole and exclusive ownership of any rights to Licensor's current and future trade names, trademarks and service marks and to all current and future related practices, procedures, methods, devices, techniques recipes and systems; and

        WHEREAS, Developer desires to open and operate a certain number of Shoney's restaurants within the geographic area specified in this Agreement within the term of this Agreement; and

        WHEREAS, Licensor is willing to grant Developer such rights in accordance with the terms and conditions of this Agreement;

 NOW, THEREFORE, it is mutually agreed as follows:

          1.  GRANT. Licensor hereby grants to Developer during the
              -----
 term of this Agreement and subject to the conditions hereof the right to open and operate Shoney's restaurants in the limited geographical area identified and set forth in Exhibit A hereto; this geographical area being hereinafter referred to as the "Territory." The operation of each of the Shoney's restaurants developed pursuant to this Agreement will be governed by individual License Agreements issued by Licensor in accordance with Paragraph 12 below. During the term of this Agreement, without the consent of Developer, Licensor shall not grant options for or license others to operate, nor will it itself operate, any new or additional Shoney's restaurants in the Territory.

            2. TERM; RENEWAL.
               ------------

         (a) Unless earlier terminated pursuant to Paragraph 13, this Agreement shall terminate, without any action on the part of either of the parties being necessary, upon the date of execution by Licensor of the License Agreement for the last of the Shoney's restaurants then required to be opened and operated pursuant to this Agreement or any renewal hereof, unless Developer, upon, or not more than thirty (30) days prior to, execution of the License Agreement for such last restaurant, gives notice to Licensor (in accordance with this Agreement) of Developer's intent to renew this Agreement (a"Renewal Notice"). Upon receipt of a Renewal Notice, Licensor shall conduct a survey of the Territory and, within ninety
 (90) days following receipt of the Renewal Notice, shall notify Developer of the additional number of Shoney's restaurants that Licensor proposes to be built and opened within the Territory, if any, and the development schedule for such additional restaurants
 (a "Development Notice"). If Licensor and Developer, within ninety
 (90) days from Licensor's sending a Development Notice to Developer, agree on the number of additional Shoney's restaurants to be built and opened within the Territory and the development schedule for such additional restaurants, the term of this Agreement shall be extended until the time of execution of the License Agreement for the last of the additional Shoney's restaurants that Licensor and Developer agree should be built and opened within the Territory. If Licensor and Developer, within ninety (90) days from Licensor's sending a Development Notice to Developer, do not agree (with both Licensor and Developer being obligated to negotiate in good faith) upon the additional number of restaurants to be built and opened within the Territory or the development schedule for such additional restaurants, this Agreement shall terminate, without any action on the part of either of the parties being necessary, on the ninety first (91st) day following Licensor's sending the most recent Development Notice to Developer.

         (b) If, at the time of any proposed renewals of this Agreement by Developer pursuant to this Paragraph 2, Licensor determines that no additional Shoney's restaurants are then required to be built and opened within the Territory, the Development Notice sent by Licensor in connection with such proposed renewal shall so state. In such event, the term of this

 Agreement shall be extended for a period of one (1) year from the date Licensor sent the Development Notice to Developer indicating that no additional Shoney's restaurants are then required to be built and opened within the Territory. Thereafter, this Agreement shall automatically renew for successive one (1) year terms, unless Licensor determines that an additional restaurant or restaurants are then required and, at least ninety (90) days prior to expiration of the then current term, sends a Development Notice to Developer stating the number of restaurants to be built and opened within the Territory and the development schedule for such additional restaurants. If Licensor and Developer, within ninety
 (90) days from Licensor's sending the Development Notice to Developer, agree on the number of additional Shoney's restaurants to be built and opened within the Territory and the development schedule for such additional restaurants, the term of this Agreement shall be extended until the time of execution of the License Agreement for the last of the additional Shoney's restaurants that Licensor and Developer agree should be built and opened within the Territory. If Licensor and Developer, within ninety (90) days from Licensor's sending the Development Notice to Developer, do not agree (with both Licensor and Developer being obligated to negotiate in good faith) upon the additional number of restaurants to be built and opened within the Territory or the development schedule for such additional restaurants, this Agreement shall terminate, without any action on the part of either of the parties being necessary, on the ninety first (91st) day following Licensor's sending the Development Notice to Developer.

        3.    DEVELOPMENT FEE. Upon execution of this Agreement,
              ---------------
 Developer shall pay to Licensor the fee set forth in Exhibit B
                                                      ---------
 hereto and designated as the development fee (the "Development Fee"). This Development Fee shall be fully earned by Licensor in consideration of its execution of this Agreement and shall be non-refundable. "However", Licensor shall credit the Development Fee, pro rata, based upon the number of Shoney's restaurants to be built within the Territory, toward the License Fees payable under any of the License Agreements issued to Developer pursuant to this Agreement, provided that the applicable restaurants are constructed and opened in accordance with the schedule set forth in Exhibit B
                                                         ---------
 (the "Development Schedule"). Upon renewal of this Agreement and an agreement by Franchiser and the developer/franchisee to build additional restaurants pursuant to Paragraph 2, an additional Development Fee will be due. The amount will be determined in the same manner as the original Development Fee charged upon execution of this Agreement (number of restaurants multiplied by one-half of the license fee for each such restaurant), and is fully earned at the time of the extension of this Agreement. The additional Development Fee also will be credited pro rata against the individual license fees of the additional restaurants opened pursuant to this Agreement if the developer/franchisee remains in compliance with all terms and conditions of this Agreement, including the development schedule for the additional restaurants.

         4.    DEVELOPMENT SCHEDULE. Developer shall build, open and
               --------------------
 operate properly licensed Shoney's restaurants in accordance with the Development Schedule. In the event that Developer opens and continuously operates a greater number of Shoney's restaurants than required during any interim period of the Development Schedule, the requirements of the succeeding period(s) shall be deemed satisfied to the extent of such excess number of restaurants, up to the total number of restaurants specified in the Development Schedule.

          5.    LOCATION OF RESTAURANTS. Developer is responsible for
                -----------------------
 locating proposed sites within the Territory for each of the restaurants contemplated in the Development Schedule. During the term of this Agreement, Developer shall use its best efforts to locate suitable sites. Licensor, in its discretion, may offer counseling and advice in site selection. In no event, however, shall Licensor be obligated to loan money, guarantee leases, provide financing or otherwise become directly involved and/or obligated to Developer or to any third party in respect of such site selection or development; these activities and undertakings, financially and otherwise, shall be the exclusive responsibility of Developer.

        6.    SITE ACCEPTANCE. Upon selection by Developer of a
              ---------------
 proposed site for a Shoney's restaurant, Developer promptly shall submit to Licensor such specific site data and demographic and other information concerning the site as may be reasonably required by Licensor, utilizing such forms as may be required by Licensor. Licensor shall either accept or reject such site in accordance with Licensor's then-current site selection policies and procedures. To be effective, any acceptance must be in writing. Developer understands and acknowledges that Licensor may reject any proposed site, in which event Developer will not proceed at the rejected site, but will seek to locate an acceptable site. The acquisition in any manner of any proposed site prior to acceptance by Licensor shall be at the sole risk and responsibility of Developer and shall not obligate Licensor in any way to accept such site or to issue a License Agreement for operation of a Shoney's restaurant at such site.

        7.    DISCLAIMER. In executing this Agreement, accepting a
              ----------
 proposed site, giving approvals or advice or providing services or assistance in connection with this Agreement, Licensor does not guarantee the suitability of an accepted site or the success of any particular Shoney's restaurant established at any such site. Licensor expressly disclaims any warranties, express or implied, with respect to the suitability of any site or the success of any restaurant. Developer understands and acknowledges that the suitability of a site and the success of any restaurant depend on many factors outside the control of either Licensor or Developer (including, without limitation, such factors as interest rates, unemployment rates, demographic trends and the general economic climate), but principally depend on Developer's efforts in the operation of the restaurant.

        8.    LOCATION REQUIREMENTS. As a condition for accepting a
              ---------------------
 proposed site, Licensor may require Developer to negotiate a lease or sales contract that includes certain terms regarding duration or other specified matters. Developer understands and acknowledges that a site acceptance may be conditioned on such matters and that if Developer does not wish to, or cannot, satisfy the pertinent conditions within a reasonable time, the site will be deemed rejected.

        9.    CONSTRUCTION.
              ------------

        (a) Upon receiving acceptance for a proposed site, Developer shall proceed promptly to secure control of the accepted site and to obtain necessary zoning and building approvals and permits. Following acceptance of any site, Licensor shall provide Developer with fifteen (15) sets of standard architectural plans and specifications for a prototype Shoney's restaurant. After a site is accepted but before commencing construction of any Shoney's restaurant contemplated by this Agreement, Developer shall, if requested by Licensor, at Developer's expense, furnish to Licensor for Licensor's acceptance, the following:

              (i) A proposed preliminary site plan for the Shoney's restaurant which, if accepted, shall not thereafter be changed without Licensor's prior written consent; and

              (ii) A copy of Developer's plans and specifications for construction of the Shoney's restaurant in proposed final form, which plans and specifications shall have been adopted, at Developer's expense, from Licensor's then standard plans and specifications and which, if accepted, shall not thereafter be changed without Licensor's prior written consent. In addition, upon request by Licensor, Developer shall furnish Licensor information as Licensor may from time to time request, which may include, without limitation, copies of all commitments and plans for construction and permanent financing, the name, address and contact with respect to each lender, the name and address of the contractor, together with a copy of the construction contract.

         (b) Thereafter, Developer shall break ground and commence construction of the particular Shoney's restaurant in accordance with the accepted site plan and building plans and specifications as soon as possible and shall complete all the construction thereof, including the acquisition and installation of all equipment specified by Licensor, and have the restaurant ready to open for business within the time specified in the Development Schedule. Licensor and its agents shall have the right to inspect the construction at any reasonable time. Developer agrees to give

 Licensor at least ten (10) days notice prior to pouring the concrete slab for any Shoney's restaurant to be opened pursuant to this Agreement and to give Licensor notice immediately after completion of the electrical and mechanical rough-ins to enable Licensor to inspect the construction at such times. Developer shall correct, upon request and at Developer's expense, any deviation from any approved site plan or plans and specifications. Licensor assumes no responsibility for the quality of any construction because of any inspections made by it or any reports or recommendations made as a result of such inspections.

     (c) In the event Developer fails to open any Shoney's restaurant within the time periods set forth in the Development Schedule, except for any delay due in material part to war, strikes, lock-outs, governmentally imposed building moratoriums, or similar causes beyond the control of Developer (which do not include general construction delays), or in the event Developer commences construction of any Shoney's restaurant according to plans and specifications not accepted by Licensor or alters such accepted site plan or plans and specifications without Licensor's approval, then, Licensor, at its option, may elect to cancel and terminate this Agreement, by written notice to Developer, in which case any Development Fee paid to Licensor pursuant to Paragraph 3 shall be retained by Licensor as liquidated and agreed damages and no further License Agreements will be issued for any proposed Shoney's restaurants.

     10. ADVISORY SERVICES AND TRAINING.
         ------------------------------

    (a) During the term of this Agreement, Licensor shall at reasonable times, upon the request of, and at no charge to Developer (except as otherwise expressly provided in this Paragraph
 10), furnish counseling and advisory services to Developer with respect to the construction and pre-opening activities related to the operation of Shoney's restaurants, including consultation and advice regarding:

             (i)          parking and building layouts;
            (ii)          traffic planning;
           (iii) construction and financing of the restaurant building and other improvements;
            (iv)          equipment selection and layout;
             (v)          employee selection and training;
            (vi)          advertising and promotion;
           (vii)          bookkeeping and accounting; and
          (viii)          purchasing and inventory control.

         (b) Developer and its employees shall attend and conduct such training programs as Licensor may reasonably require in order to train Developer's personnel properly to operate the Shoney's restaurants contemplated by this Agreement. No charge will be made by Licensor for training programs conducted by it, but Developer shall be required to pay all expenses of Developer's personnel who take part in any such program or programs.

         (c) Developer shall not employ or seek to employ any person who is at the time employed by Licensor or by any other licensee or optionee of Licensor without first obtaining the consent of such person's employer and Developer will not, directly or indirectly, induce any such person to leave his or her employment.

         11. LICENSE FEE. Upon execution by Licensor of each License
             -----------
 Agreement for a Shoney's restaurant contemplated by this Agreement, Developer shall pay to Licensor the sum set forth on Exhibit B
                                                      ---------
 hereto that is specified as the License Fee for each such Shoney's restaurant. This License Fee is fully earned by Licensor upon execution of the License Agreement and thereafter shall be non-refundable. Any Development Fee paid by Developer hereunder shall be credited toward payment of the License Fee in accordance with the terms of Paragraph 3 of this Agreement.

         12. LICENSE AGREEMENTS
             ------------------

         (a) Upon the due performance by Developer within the time periods set forth in the Development Schedule, as extended or renewed pursuant to Paragraph 2, of all of the requirements set forth above (including, without limitation, payment of the Development Fee, and License Fee, satisfaction of all construction and training requirements) with respect to each of the Shoney's restaurants contemplated by this Agreement, Licensor, except as set forth below, will execute, issue and deliver to Developer Licensor's then-current form of License Agreement to operate each of the Shoney's restaurants contemplated by this Agreement; provided, however, that the License Fees and royalties payable under any License Agreement for a Shoney's restaurant to be built and operated within the Territory shall be at the rate set forth in Exhibit B. In addition, during the term of this Agreement or any
 ---------
 renewal hereof, with respect to any License Agreement executed for a Shoney's restaurant to be built and operated within the Territory, Licensor agrees that:

    (1) the maximum amount (expressed as a percentage of sales) of required advertising expenditures under any License Agreement shall not be increased from the amount set forth in the first License Agreement executed by Developer during the term of this Agreement for a Shoney's restaurant to be built and operated within the Territory;

    (2) the protected radius (expressed in distance) provided for in any License Agreement shall not be reduced from the distance set forth as a protected radius in the first License Agreement executed by Developer during the term of this Agreement for a Shoney's restaurant to be built and operated within the Territory;

     (3) each License Agreement shall have an initial term of twenty (20) years with the option (upon satisfaction of the conditions for renewal set forth therein) to renew for one additional term of twenty (20) years;

     (4) neither the radius (expressed in distance) nor the length of time (expressed in months) of the post-termination covenant not to compete set forth in any License Agreement shall be increased from those set forth in the first License Agreement executed by Developer during the term of this Agreement for a Shoney's restaurant to be built and operated within the Territory;

     (5) the formula for determining the price to be paid by Licensor for any of Developer's assets upon termination of any License Agreement shall not be changed from that set forth in the first License Agreement executed by Developer during the term of this Agreement for a Shoney's restaurant to be built and operated within the Territory; and

     (6) no material change in the reasons that allow a License Agreement to be terminated shall be made from those set forth in the first License Agreement executed by Developer during the term of this Agreement for a Shoney's restaurant to be built and operated within the Territory.

         (b) As a condition of Licensor's execution of such License Agreement, Licensor may require Developer or its principals to provide a personal guarantee, letter of credit or corporate guarantee in a form acceptable to Licensor to secure payment of royalties and other fees required to be paid to Licensor or its affiliates under any such License Agreement, or otherwise. Developer shall comply with Licensor's then-current franchising policies and procedures for issuance of each License Agreement. Licensor shall be under no obligation to execute and issue a License Agreement unless Developer has complied in a timely manner with all terms and conditions of this Agreement and has satisfied all requirements set forth herein. In addition, Licensor shall be under no obligation to execute and issue a License Agreement if Developer is in breach or default of any other License Agreement, License Option Agreement, Market Development Agreement or any other agreement between Licensor and Developer, or if Developer is not eligible for expansion pursuant to Licensor's then-current criteria for expansion. If and when each License Agreement contemplated in this Agreement is executed by Licensor, it shall supersede this Agreement and govern the relations between the parties with respect to the particular restaurant.

        13. NO RIGHT TO OPERATE OR USE TRADEMARKS. Developer
            -------------------------------------
 acknowledges that until a License Agreement has been issued for a specified site, Developer shall not have or be entitled to exercise any of the rights, powers and privileges granted by the License

 Agreement, including without limitation the right to use Licensor's trademarks, service marks and trade names; that the execution of this Agreement shall not be deemed to grant any such rights, powers or privileges to Developer; and that Developer may not under any circumstances commence operation of any Shoney's restaurant prior to execution by Licensor of a License Agreement for the particular location.

     14.  TERMINATION.
         -----------

     14.1 Automatic Termination. This Agreement shall terminate
         ---------------------
 immediately and without notice to either party:

     (a) if Developer files a petition under any bankruptcy or reorganization law, becomes insolvent, or has a trustee or receiver appointed by a court of competent jurisdiction for all or any part of Developer's property; or

     (b) if Developer seeks to effect a plan of liquidation, reorganization, composition or arrangement of Developer's affairs, whether or not the same shall be subsequently approved by a court of competent jurisdiction, it being understood that in no event shall this Agreement or any right or interest hereunder be deemed an asset in any insolvency, receivership, bankruptcy, composition, liquidation, arrangement or reorganization proceeding; or

     (c) if Developer has an involuntary proceeding filed under any bankruptcy or reorganization laws or any other laws and does not have such proceeding dismissed within ninety (90) days thereafter; or

     (d) if Developer makes a general assignment for the benefit of creditors.

     14.2 By Licensor. Licensor, at its option, may terminate this
          ----------
 Agreement immediately upon notice to Developer, upon the occurrence of any of the following:

     (a) failure to comply with the Development Schedule;

     (b) the assignment of this Agreement without the prior written approval of Licensor;

     (c) if Developer is a corporation or a partnership, the transfer of any of the capital stock or partnership interest of such corporation or partnership during the term of this Agreement without the prior written approval of Licensor; or, in the event that any shareholder or partner of Developer (the "Shareholder") is a corporation, limited partnership, business trust, partnership or similar association, the transfer of any of the capital stock or other interests of the shareholders, limited partners, trustees, beneficiaries, partners or investors, as the case may be, in such

 Shareholder, during the term of this Agreement without the prior written approval of Licensor;

     (d) the discovery by Licensor of any material misrepre-sentation in any of the information or documents submitted to Licensor by or on behalf of Developer;

     (e) any material violation by Developer of any of the provisions of this Agreement if such material violation shall continue for thirty (30) days after Licensor gives written notice of such material violation to Optionee or if such material violation cannot be reasonably corrected within such thirty (30) day period, then if such material violation is not corrected within such additional time as may be required assuming Optionee proceeds with reasonable diligence; provided, however, that such written notice and a reasonable time to correct material violations shall not be required if Optionee repeatedly fails to perform in accordance with the terms and conditions contained herein; or

     (f) any default by Developer under any other agreement with Licensor and Developer's failure to cure such default within the time specified in such agreement, if any.

     15. EFFECT OF EXPIRATION OR TERMINATION. Upon expiration of
         -----------------------------------
 this Agreement, or upon its termination for any reason, any and all rights granted to Developer hereunder shall be extinguished immediately. Licensor thereafter shall have the right to operate or license others to operate Shoney's restaurants within the Territory, except as limited by the provisions of any other then-effective agreements with Licensor.

     16. RESTRICTIONS. Licensor is engaged in the business of
         ------------
 developing and franchising Shoney's restaurants on a national basis. Developer acknowledges that the appropriation or duplication of Shoney's restaurants or any part thereof for a purpose other than to operate a Shoney's restaurant pursuant to a License Agreement with Licensor would damage the franchising business of Licensor. Developer acknowledges that Licensor owns trade secrets and that all material or other information now or hereafter provided or disclosed to Developer regarding Shoney's restaurants is disclosed to Developer in confidence and Developer agrees not to disclose any part of it to anyone who is not an employee of Licensor, or of its licensees. Licensor shall be entitled to obtain injunctive relief in addition to any other legal or equitable remedies it may have if Developer fails to comply with the provisions contained herein.

         17. ASSIGNMENT.
             ----------

         (a) Developer shall not sell, assign, transfer, convey or encumber its rights and obligations hereunder or suffer or permit any such assignment, transfer or encumbrance to occur by operation of law without the prior express written consent of Licensor. In the event Developer is a corporation, limited partnership, business trust, partnership or similar association, the shareholders, limited partners, beneficiaries, partners or investors, as the case may be, may not sell, assign, or otherwise transfer their shares or interests in such corporation, limited partnership, business trust, partnership or similar association, without the prior written consent of Licensor. Furthermore, in the event that any shareholder of Developer (the "Shareholder") is a corporation, limited partnership, business trust, partnership or similar association, the interests of the shareholders, limited partners, trustees, beneficiaries, partners or investors, as the case may be, in such Shareholder, may not be sold, assigned or otherwise transferred, without the prior written consent of Licensor.


         (b) In the event of the death of the Developer or if the Developer is a corporation or similar entity, then in the event of the death of any stockholder, investor or similar person, Licensor shall not unreasonably withhold its consent to a transfer or assignment of Developer's interest herein, or if Developer is a corporation, the transfer of the deceased stockholder's stock in such corporation to a descendant, heir or legate of the decedent, who shall in the sole judgment of Licensor be capable of performing the duties and obligations of Developer hereunder and under any License Agreement to be issued pursuant to this agreement, or to a
 responsible bona fide purchaser acceptable to Licensor.    Any
 approval by Licensor of such transfer or assignment shall be subject to the assignee's agreement in writing to assume and perform all of Developer's duties and obligations hereunder and under any License Agreement to be issued pursuant to this agreement.


         18. CONSTRUCTION  All terms and words used in this Agreement,
             ------------
 regardless of the number and gender in which they are used, shall be deemed and construed to include any other number and any other gender, as the context or sense of this Agreement or any provision hereof may require, as if such words had been fully and properly written in the appropriate number and gender. All covenants, agreements and obligations assumed herein by Developer shall be deemed to be joint and several covenants, agreements and obligations of each of the persons named as Developer, if more than one person is so named.


         19. HEADINGS  Captions and section headings are used herein
             --------
 for convenience only. They are not part of this Agreement and shall not be used in construing it.

        20. NOTICES  Whenever notice is required or permitted to be
            -------
 given under the terms of this Agreement, it shall be given in writing, and be delivered personally, by certified, express or registered mail, or by an overnight delivery service (e.g., Federal Express), postage prepaid, addressed to the party for whom intended. All such notices shall be addressed to the party to be notified at the respective addresses first above written, or at such other address or addresses as the parties may from time to time designate in writing.


         21. COSTS AND ATTORNEY'S FEES  Should Developer institute an
             -------------------------
 action against Licensor or any of Licensor's agents or employees for any claim arising out of or related to this Agreement, Licensor (or its agents or employees), if it prevails, shall recover from Developer its costs and reasonable attorneys' fees incurred in defending said action.


        22. WAIVER  No waiver, delay, omission or forbearance on the
            ------
 part of the Licensor to exercise any right, option, duty or power arising from any default or breach by Developer shall affect or impair the rights of Licensor with respect to any subsequent default of the same or a different kind; nor shall any delay or omission of Licensor to exercise any right arising from any such default affect or impair Licensor's rights as to such default or any future default.


       23.  SEVERABILITY  If any term, restriction or covenant of
            ------------
 this Agreement is deemed invalid or unenforceable, all other terms, restrictions and covenants and the application thereof to all persons and circumstances subject hereto shall remain unaffected to the extent permitted by law; and if any application of any term, restriction or covenant to any person or circumstance is deemed invalid or unenforceable, the application of such terms, restriction or covenant to other persons and circumstances shall remain unaffected to the extent permitted by law.


        24. ENTIRE AGREEMENT  This Agreement contains the entire
            ----------------
 agreement between the parties hereto and there are no representations, inducements, promises, agreements, arrangements or undertakings, oral or written, between the parties that have been relied upon by either party other than those set forth herein. No agreement of any kind relating to the matters covered by this Agreement shall be binding upon either party unless and until the same is made in writing and executed by both Developer and Licensor.


         25. DEVELOPER'S ACKNOWLEDGMENTS  Developer understands and
             ---------------------------
 acknowledges that there are significant risks in any business venture and that the primary factor in Developer's success or failure under this Agreement will be Developer's own efforts. IN ADDITION, DEVELOPER ACKNOWLEDGES THAT LICENSOR AND ITS REPRESENTATIVES HAVE MADE NO REPRESENTATIONS TO DEVELOPER OTHER THAN OR INCONSISTENT WITH THE MATTERS SET FORTH IN THE UNIFORM FRANCHISE OFFERING CIRCULAR PROVIDED TO DEVELOPER AND THAT DEVELOPER HAS UNDERTAKEN THIS VENTURE SOLELY IN RELIANCE UPON THE MATTERS SET FORTH IN THE UNIFORM FRANCHISE OFFERING CIRCULAR AND DEVELOPER'S OWN INDEPENDENT INVESTIGATION OF THE MERITS OF THIS VENTURE.

                            DEVELOPER: TPI RESTAURANTS, INC.

                (corporation) By:     /s/ J. Gary Sharp
                                      ------------------------------

                              Title:  President
                                      ------------------------------

                              Date:   9/27/93
                                      ------------------------------


                              LICENSOR:

                              SHONEY'S, INC.

                              By:     /s/ J. M. Grout
                                      ------------------------------
                                      JAMES M. GROUT

                              Title:  Executive Vice President
                                      ------------------------------
                                      Franchising & Development
                                      ------------------------------

                              By:     /s/ James W. Arnett, Jr.
                                      ------------------------------
                                      JAMES W. ARNETT, JR.

                              Title:  President & C.O.O.
                                      ------------------------------

                              Date:

                            EXHIBIT A
                 to Market Development Agreement
                   Dated October 11, 1993 Between
                         ----------------
           Shoney's, Inc. and TPI RESTAURANTS, INC.
           for the Development of Shoney's Restaurants
              Within the Territory Described Below

                           TERRITORY

 The following counties within the state of Texas:

     DENTON COUNTY
     COOKE COUNTY
     GRAYSON COUNTY
     FANNIN COUNTY
     LAMAR COUNTY

     COLLIN COUNTY, excluding that area within a two and one-half
     (2.5) mile radius surrounding the Shoney's unit located at 301
     W. Plano Parkway, Plano, Texas.

ACKNOWLEDGED AND APPROVED

/s/ James M. Grout
- ---------------------- (Licensor)


/s/ J. Gary Sharp
- ---------------------- (Developer)

                          EXHIBIT B
                to Market Development Agreement
                     Dated October 11, 1993
                           ---------------
        Between Shoney's, Inc. and TPI RESTAURANTS, INC.



   DEVELOPMENT FEE:   $15,000


LICENSE FEES/ROYALTIES
- ----------------------

        For each Shoney's restaurant opened within the Territory pursuant to this Agreement, the License Fee payable shall be $30,000 and the royalties payable shall be 3.5% of gross sales.

                      DEVELOPMENT SCHEDULE
                      --------------------

One (1) Shoney's restaurant open within eight (8) years from the from the date of the agreement.






                 NOTICE TO ILLINOIS FRANCHISEES

        The acknowledgements made by the Developer in Section 25 of this Agreement shall not constitute a waiver of liability under the Illinois Franchise Disclosure Act and are void to the extent that they are deemed to be such a waiver.

ACKNOWLEDGED AND APPROVED



/s/ James M. Grout
- ---------------------- (Licensor)


/s/ J. Gary Sharp
- ---------------------- (Developer)

                                      Shoney's
       1727 Elm Hill Pike - PO. Box 1260 - Nashville. TN 37202 - (615) 391-5201

                           July 30, 1993


TPI Restaurants, Inc.
2158 Union Avenue
Memphis, Tennessee 38174-1379
Attn: J. Gary Sharp, President

      Re: Franchise Agreements with Shoney's, Inc. (the "Company")

 Dear Gary:

          This letter of consent and/or interpretation is in response to certain questions that have been raised with respect to the forms of market development and license agreements to be used in the development of your markets. Initially, each of us agree that any time an incorrect form of agreement is mistakenly executed, a correct form will be substituted. This will protect either of our companies from inadvertent loss of their rights. If you find the letter to be acceptable, please execute where indicated and return it to me.

                  Market Development Agreement

1. Renewal.   (Paragraph 2). Future MDA's will be modified to
   -------     -----------
provide for automatic renewal rather than automatic termination.
                      -------                       -----------
The Company, however, will reserve all other rights that it has under the renewal provisions of these MDA's including, without limitation, the right to propose a new development schedule. The only real change will be to remove the requirement that, upon completion of the development schedule, the franchisee request
                                                       -------
renewal. Instead, this renewal will now occur under the same terms and conditions as other renewals under an MDA. I propose that we substitute new MDA's for any existing MDA to make this renewal provision effective for all franchisees and that this substitution occur when our new documents are registered (after January, 1994). Also, the Company will be pleased to modify any existing MDA to give a franchisee those protections currently set forth in section 12 of the Company's current form of MDA.

        2.    Guarantees.    (Paragraph 12 (b)).    As you know, the
              ----------     ------------------
requirement of a personal guaranty of the principals of a franchisee is a requirement that has been adjusted, in whole or in part, by the Company in the past. Please be advised that the company hereby waives any requirement in any market development

TPI Restaurants, Inc.
July 30, 1993
Page 2

agreement that is executed by TPI for a guaranty from the principals of TPI.

        3.    Transfer of Stock.     (Paragraphs 14 2(c), 17(a) and
              -----------------      ------------------------------
17(b)). Please be advised that the Company hereby consents to the
- ------
transfer of the stock of TPI Restaurants, Inc. and TPI Enterprises, Inc., free of the restrictions contained in these provisions of any market development agreement that is executed by TPI.

                         License Agreements

         1.    Exclusivity. (Paragraph 3). You had questioned the use
               -----------
of the language "shall be non-exclusive" in Paragraph 3 of the standard license agreement. Please note that the license agreements restrict the Company, either itself or through licensees, from operating or allowing to be operated other Shoney's restaurants within the radius covered by the license agreement.
This, in essence, gives a franchisee "exclusivity" in the operation of a Shoney's, restaurant within the territory protected by the license agreement. If a franchisee has an area agreement, the franchisee has greater protection.

         As you have been advised, the reason the Company has provided that a franchisee's rights are "non-exclusive" is that the term "exclusive" is an unwise drafting shortcut that has unwanted and sometimes unknown significance. For example, if your rights were "exclusive" and the Company operated one of its other concepts, such as a Captain D's, across the street from one of your Shoney's restaurants, technically, the use of such items as the traditional cash register sticker identifying all of the Company's restaurant concepts would violate your rights. In fact, an arrival of a commissary truck with a Shoney's logo painted on the side could violate your rights. These are the types of things we are attempting to avoid through giving franchisees non-exclusive rights. The franchisees' operational integrity within their protected radius is protected by Paragraph 3 of the license agreement.

         2.    Time of Payment. (Paragraphs 5(a), 8(a)). Although the
               ---------------  -----------------------
Company's standard license agreements generally provide for payment on or before the tenth day following a month or an accounting period, in view of the large number of restaurants that TPI operates under license from the Company, the Company acknowledges that TPI generally makes its payments on or before the fifteenth day after the end of a period or month. So long as TPI continues to make these payments in such a timely manner, the Company will not object to the payments being made on or before those dates nor

TPI Restaurants, Inc.
July 30, 1993
Page 3

use such a technically late payment as a ground for a default of any of the license agreements.

3.    Royalties on Insurance Awards. (Paragraph 5(b)). With
      -----------------------------------------------
respect to Paragraph 5(b) of the standard license agreements, please be advised that the Company is willing. to waive any right that it has to receive a royalty on an insurance award or condemnation proceeds insofar as they represent profits. If,
                                                -------
however, a franchisee received an award based upon sales, the Company obviously would be entitled to and expect to receive a royalty.

         4.    Release of Franchise Sales.    (Paragraph 5(c)).
               -------------------------      ----------------
Notwithstanding paragraph 5(c) of the standard license agreement, the Company will agree not to release your sales results without your consent.

         5.  Overdue Payments. (Paragraph 5(d)). With respect to the
             ----------------  ----------------
second sentence of Paragraph 5(d) of the standard license agreement regarding designation of payments, the Company would not interpret that sentence to control in the event of a good faith bona fide dispute with respect to a particular amount claimed due by the Company. Obviously, if a particular invoice or other amount owing was being disputed in good faith, the Company would not designate later payments to pay off that amount and then claim you owed later amounts that were not being disputed.

         6.    Hours of Operation. (Paragraph 7(d)).  The Company
               ------------------  ----------------
consents to the operation of TPI's "Shoney's" restaurants during hours of operation consistent with prior operation of other "Shoney's" restaurants by TPI, including on a 24 hour consecutive hourly basis for special events; provided, however, no "Shoney's" restaurant shall be operated as a 24 hour concept.

         7.    Local Market Advertising (Paragraph 8(b)). With respect
               ------------------------  ---------------
to the requirement for local market advertising, the Company interprets the standard license agreement's requirement to spend a reasonable amount to vest the discretion on what is reasonable to the licensee's judgment, subject to the 2% minimum contained in the contract. Also, with respect to the last sentence regarding reduced price or products that are given away, the Company does not interpret this provision as excluding non-food products or
                                      --------
promotional items that are given away. Obviously, however, in the case of a food promotion such as a $2.99 breakfast bar (reduced
          ----
from $3.99), the Company would not expect any franchisee to claim that the $1 reduction counted toward local market advertising.

TPI Restaurants, Inc.
July 30, 1993
Page 4

         8.    Maintenance of Credit Standing.   (Paragraph 15). The
               ------------------------------    --------------
Company does not interpret Paragraph 15 of the standard license agreement to apply to any items that are being disputed by a franchisee in good faith and through appropriate proceedings.

         9.    Insurance/Indemnities.  The Company does not interpret
               ---------------------
Paragraph 16 of the standard license agreement to require the licensee to indemnify and/or insure for anything arising out of, related to, or aggravated by the negligent acts or omissions of the Company or any of its agents or employees, which would include any liability that the Company might have for products that it sells to TPI.

         10. Transfer of Stock. (Paragraphs 17(a), 17(b)). Please be
             -----------------  -------------------------
advised that the Company hereby consents to the transfer of the stock of TPI Restaurants, Inc. and TPI Enterprises, Inc., free of the restrictions contained in Paragraphs 17(a) and 17(b) of the standard license agreement. The Company also waives the requirement of Paragraph 17(a) of the standard license agreement that TPI's stock certificates bear a legend referencing the restrictions of the standard license agreement.

         11. Ability to Close. (Paragraphs 19(b)(6), 19(b)(7)).
             ---------------   -------------------------------
Notwithstanding Paragraphs 19(b)(6) and (b)(7) of the standard license agreement, the Company's corporate policy is not to unreasonably withhold its consent to close units that are unprofitable, so long as the unprofitability is not the fault of the franchisee. (For example, because of sloppy operations.) The Company simply wants an opportunity to review, which review will be done in a reasonable manner, the operations to determine if the unit can be "turned around," and, thereafter, whether it can be mutually beneficial for the unit to remain in the system.

          12. Right of First Refusal.    (Paragraph 21). The Company
              ----------------------      -------------
acknowledges that the terms of paragraph 21 of the standard license agreement do not apply to a sale and subsequent lease back of any of TPI's property (real or personal), or any other sale or other transfer of TPI's property in connection with any bona fide financing plan. The Company further acknowledges and agrees that the terms of paragraph 21 of the standard license agreement also do not apply to any merger or consolidation involving TPI, nor to a sale of all or substantially all of the assets of TPI. The Company will consider the sale of more than twenty-five percent (25%) of TPI's restaurants as part of the same transaction to be a sale of all or substantially all of the assets of TPI. The Company further acknowledges and agrees that the terms of the parenthetical

 TPI Restaurants, Inc.
 July 30, 1993
 Page 5

 beginning on line 14 of paragraph 21 are intended to apply only to transfers of the license agreement (or an interest therein).

      I trust that this is responsive to your questions and concerns; however, should you have any additional questions or need additional information, please feel free to contact me.

            I understand that you are relying upon the consents and/or interpretations set forth in this letter in entering into a market development agreement for the development of Shoney's restaurants within Detroit, Houston and South Florida and in entering into future license agreements* for the operation of Shoney's units both in your present territories and in all subsequently acquired territories.

         If you agree with the interpretations and other matters set forth herein, please sign a copy of this letter where indicated below and return that to me.

                             Very truly yours,

                             /s/ James M. Grout
                             -------------------------
                             James M. Grout
                             Executive Vice President,
                             Franchising and Development


The foregoing is acknowledged and agreed to:

TPI RESTAURANTS, INC.

By: /s/ J. Gary Sharp
- --------------------------------
Title: President
- --------------------------------

* (and license agreements previously executed by TPI conditionally upon negotiating of acceptable addenda)